UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                      November 8, 2006 (November 7, 2006 )



                                 BTHC III, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                      000-51891                  20-4494098
--------------------------------------------------------------------------------
(State of Incorporation)        (Commission File No.)      (IRS Employer ID No.)

                               12890 Hilltop Road
                               Argyle, Texas 76226
                               -------------------
                    (Address of Principal Executive Offices)

                                 (972) 233-00300
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

         On November 7, 2006, BTHC III, Inc. (the "Company") entered into an Assignment Agreement (the "Assignment Agreement") with Bronze Marketing, Inc., a Nevada corporation (the "Assignee"), Sutor Steel Technology Co., Ltd., a British Virgin Islands corporation ("Sutor"), and the stockholders of Sutor (the "Stockholders") pursuant to which the Company has agreed to assign to Assignee all the rights, obligations and duties of the Company under that certain Share Exchange Agreement ("Share Exchange Agreement"), dated September 7, 2006, by and among the Company, Sutor and the Stockholders, as if the Assignee had entered into the Share Exchange Agreement directly with Sutor and the Stockholders.

         Timothy P. Halter, the Company's sole officer and director, is an officer and director of the Assignee. Mr. Halter also beneficially controls a majority of the Assignee's outstanding common capital stock.

Item 9.01. Financial Statements and Exhibits.

         (d)      Exhibits.

10.1 Assignment Agreement, dated November 7, 2006, among the Company, Assignee, Sutor and the Stockholders.


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 BTHC III, INC.


                                 By: /s/ Timothy P. Halter
                                    --------------------------------------------
                                    Name: Timothy P. Halter
                                    Title: President and Chief Executive Officer
Dated: November 8, 2006

                                  EXHIBIT INDEX



Exhibit No.       Description of Exhibit
-----------       ----------------------

10.1 Assignment Agreement, dated November 7, 2006, among the Company, Assignee, Sutor and the Stockholders.



..